Exhibit 10.26

MENTARI THERAPEUTICS, INC.

2025 EQUITY INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT

1.	Grant of Award.

(a) Award. This Restricted Stock Agreement (this “Agreement”) evidences the following grant by Mentari Therapeutics, Inc., a Delaware corporation (the “Company”), of an award (this “Award”) of a number of shares of Restricted Stock on the terms provided herein and in the Mentari Therapeutics, Inc. 2025 Equity Incentive Plan (as amended from time to time, the “Plan”) set forth below.

Participant:	[•]

Date of Grant:	[•]

Shares of Restricted Stock:	[•] (the “Shares”)

Vesting Commencement Date:	[•]

Vesting Schedule:

This Award will vest in accordance with the following schedule, subject to the Participant’s continued employment or other services to the Company (“Services”) through each vesting date: (i) 25% of the Shares shall vest on the first anniversary of the Vesting Commencement Date, and (ii) thereafter, an additional 1/48th of the Shares shall vest at the end of each successive month following the first anniversary of the Vesting Commencement Date.

Immediately prior to the consummation of a Change in Control and provided the Participant continuously provides Services to the Company through such Change in Control, any then- Unvested Shares (as defined below) shall accelerate and fully vest.

(b) Stock Plan and Defined Terms. This Award is granted pursuant to the Plan, a copy of which the Participant acknowledges having received. The provisions of the Plan are incorporated into this Agreement by this reference. Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.

(c) Spousal Consent. If the Participant has a spouse or registered domestic partner, as a condition of accepting this Award, the Participant shall also deliver a signed and completed Consent of Spouse or Domestic Partner in the form attached hereto as Exhibit A to the Company.

2.	Vesting of Restricted Stock; Termination of Service.

(a) Vesting. Shares of Restricted Stock that have not yet become vested shall be referred to herein as “Unvested Shares” and Shares of Restricted Stock that have vested hereunder shall be referred to herein as “Vested Shares.” Shares of Restricted Stock shall become Vested Shares in accordance with the Vesting Schedule set forth in Section 1(a) above.

(b) Effect of Termination of Service. If the Participant’s continuous Services to the Company terminates for any reason, all Unvested Shares shall be automatically forfeited for no consideration.

3.	Issuance of Shares.

On the Date of Grant, the Company shall cause to be issued one or more certificates evidencing, or electronic notation representing, the Shares of Restricted Stock subject to this Award. Such Shares shall be registered in the name of the Participant, or in the names of such person and his or her spouse as community property or as joint tenants with the right of survivorship. Until the issuance of the Shares has been entered into the books and records of the Company or a duly authorized transfer agent of the Company, no right to vote, receive dividends or any other right as a stockholder will exist with respect to such Shares. In the case of Unvested Shares, the Company shall cause any certificates evidencing such Shares to be deposited in escrow under Section 4. In the case of Vested Shares, the Company shall cause any certificates evidencing such Shares to be recorded with appropriate notations regarding the restrictions set forth herein.

4.	Escrow.

Upon issuance, any certificate(s) for Unvested Shares shall be deposited in escrow with the Company to be held in accordance with the provisions of this Agreement. All ordinary cash dividends on Unvested Shares (or on other securities held in escrow) shall be subject to the restrictions and the risk of forfeiture applicable to the related Unvested Share and shall only be paid to the Participant if the underlying Shares become Vested Shares. If the Unvested Share to which such dividends relate become Vested Shares, then such dividends shall be paid as soon as administratively feasible after such Unvested Shares become Vested Shares, but in no event later than 60 days after the date such Unvested Shares become Vested Shares. Unvested Shares, together with any other assets held in escrow under this Agreement, shall be surrendered to the Company upon forfeiture under Section 2(b). All Shares, together with any other assets held in escrow under this Agreement, shall be (i) surrendered to the Company for repurchase upon exercise (or deemed exercise) of the Right of First Refusal (as defined below) or (ii) if held in escrow, released to the Participant upon his or her request to the extent that the Shares are Vested Shares. In any event, all Vested Shares, together with any other vested assets held in escrow under this Agreement, shall be released within 90 days after the earlier of (i) the termination of the Participant’s Service to the Company or (ii) the lapse of the Right of First Refusal.

5.	Right Of First Refusal.

(a) Right of First Refusal. Before any Vested Shares held by the Participant or any transferee of the Participant (either being sometimes referred to herein as the “Holder”) may be sold or otherwise transferred (including transfer by gift or operation of law), the Company shall first, to the extent the Company’s approval is required by any applicable provisions of the Company’s Bylaws, have the right to approve such sale or transfer, in full or in part, and shall then have the right to purchase all or any part of the Shares proposed to be sold or transferred, in each case, in its sole and absolute discretion (the “Right of First Refusal”). If the Holder would like to sell or transfer any Shares, the Holder must provide the Company or its assignee(s) with a Transfer Notice (as defined below) requesting approval to sell or transfer the Shares and offering the Company or its assignee(s) a Right of First Refusal on the same terms and conditions set forth in this Section 5. The Company may either (i) exercise its Right of First Refusal in full or in part and purchase such Shares pursuant to this Section 5, (ii) decline to exercise its Right of First Refusal in full or in part and permit the transfer of such Shares to the Proposed Transferee (as defined below) in full or in part or (iii) decline to exercise its Right of First Refusal in full or in part and, to the extent the Company’s approval is required by any applicable provisions in the Company’s Bylaws, decline the request to sell or transfer the Shares in full or in part.

(b) Notice of Proposed Transfer. The Holder of the Shares shall deliver to the Company a written notice (the “Transfer Notice”) stating: (i) the Holder’s intention to sell or otherwise transfer such Shares; (ii) the name of each proposed purchaser or other transferee (“Proposed Transferee”); (iii) the number of Shares to be sold or transferred to each Proposed Transferee; (iv) the terms and conditions of each proposed sale or transfer, including the purchase price for such Shares (the “Transfer Purchase Price”); and (v) the Holder’s offer to the Company or its assignee(s) to purchase the Shares at the Transfer Purchase Price and upon the same terms (or terms that are no less favorable to the Company).

(c) Exercise of Right of First Refusal. At any time within 30 days after receipt of the Transfer Notice, the Company or its assignee(s) shall deliver a written notice to the Holder indicating whether the Company or its assignee(s) elect to permit or reject the proposed sale or transfer, in full or in part, or elect to accept or decline the offer to purchase any or all of the Shares proposed to be sold or transferred to any one or more of the Proposed Transferees, at the Transfer Purchase Price, provided that if the Transfer Purchase Price consists of no legal consideration (as, for example, in the case of a transfer by gift), the purchase price will be the fair market value of the Shares as determined in good faith by the Company. If the Transfer Purchase Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Company in good faith.

(d) Payment. Payment of the Transfer Purchase Price shall be made, at the election of the Company or its assignee(s), in cash (by check), by cancellation of all or a portion of any outstanding indebtedness, or by any combination thereof within 60 days after receipt of the Transfer Notice or in the manner and at the times set forth in the Transfer Notice.

(e) Holder’s Right to Transfer. If any of the Shares proposed in the Transfer Notice to be sold or transferred to a given Proposed Transferee are both (i) not purchased by the Company or its assignee(s) as provided in this Section 5 and (ii) approved by the Company to be sold or transferred, then the Holder may sell or otherwise transfer any such Shares to the applicable Proposed Transferee at the Transfer Purchase Price or at a higher price, provided that such sale or other transfer is consummated within 120 days after the date of the Transfer Notice; provided that any such sale or other transfer is also effected in accordance with the Company’s Bylaws and any applicable laws and the Proposed Transferee agrees in writing that the Company’s Bylaws and the provisions of this Agreement, including Section 9, shall continue to apply to the Shares in the hands of such Proposed Transferee. The Company, in consultation with its legal counsel, may require the Holder to provide an opinion of counsel evidencing compliance with applicable laws. If the Shares described in the Transfer Notice are not transferred to the Proposed Transferee within such period, or if the Holder proposes to change the price or other terms to make them more favorable to the Proposed Transferee, a new Transfer Notice shall be given to the Company, and the Company or its assignees shall again have the right to approve such transfer and be offered the Right of First Refusal.

(f) Exception for Certain Family Transfers. Anything to the contrary contained in this Section 5 notwithstanding, the transfer of any or all of the Shares during Holder’s lifetime or on Holder’s death by will or intestacy to an Assignee Entity shall be exempt from the provisions of this Section 5. In such case, the transferee or other recipient shall receive and hold the Shares so transferred subject to the Company’s Bylaws and the provisions of this Agreement, including Section 9, and there shall be no further transfer of such Shares except in accordance with the terms of Section 9 and the Company’s Bylaws.

(g) Assignment. The right of the Company to purchase any part of the Shares may be assigned in whole or in part to any holder or holders of capital stock of the Company or other persons or organizations.

(h) Termination. The provisions of this Section 5 shall terminate upon the earliest of a Change in Control, the closing of the sale of shares of Common Stock in an underwritten public offering pursuant to an effective registration statement filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”), or any other transaction that results in the shares of Common Stock (or any equity securities substituted therefore) being listed on an established stock exchange.

6.	Taxes.

The Participant shall be solely responsible for all federal, state, local and foreign tax (including any social insurance) resulting from the grant or vesting of the Shares of Restricted Stock granted hereunder. The Participant hereby releases and holds harmless the Company, its directors, officers and stockholders from any and all claims that may arise from or relate to any tax liability, penalties, interest, costs, fees or other liability incurred by the Participant in connection with the Award. The Participant hereby acknowledges that he or she has been advised to seek the advice of his or her own independent tax advisor prior to entering into this Agreement and is not relying upon any representations of the Company or any of its agents as to the effect of or the advisability of entering into this Agreement.

7.	Legality Of Initial Issuance.

No Shares shall be issued upon the grant of this Award unless and until the Company has determined that:

(a) It and the Participant have taken any actions required to register the Shares under the Securities Act or to perfect an exemption from the registration requirements thereof;

(b) Any applicable listing requirement of any stock exchange or other securities market on which Common Stock is listed has been satisfied; and

(c) Any other applicable provision of federal, State or foreign law and any applicable requirements of the Company’s shareholders’ agreement have been satisfied.

8.	No Registration Rights.

The Company may, but shall not be obligated to, register or qualify the sale of Shares under the Securities Act or any other applicable law. The Company shall not be obligated to take any affirmative action in order to cause the sale of Shares under this Agreement to comply with any law.

9. Restrictions on Transfer of Shares.

(a) General Restrictions. In addition to any other limitation on transfer pursuant to applicable securities laws, except as otherwise provided in Section 9(a) of the Plan, any Unvested Shares shall not be sold, assigned, transferred, pledged or otherwise encumbered, either voluntarily or by operation of law (any of the foregoing, a “Transfer”), except by will or the laws of descent and distribution. After any Unvested Shares have vested pursuant to the Vesting Schedule, the Participant shall not Transfer any interest in such Shares except in compliance with the provisions herein, in the Company’s Bylaws and applicable securities laws. Furthermore, the Shares shall be subject to the Right of First Refusal. Notwithstanding the foregoing, the Participant may, subject to compliance with the transfer restrictions set forth in the Company’s Bylaws, transfer Unvested Shares, subject to Section 10 below, as part of the sale of all or substantially all of the shares of capital stock of the Company (including pursuant to a merger or consolidation). The Company shall not be required (a) to transfer on its books any of the Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or the provisions of the Company’s Bylaws or (b) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom any such Shares shall have been so sold or transferred.

(b) Securities Law Restrictions. Regardless of whether the offer and sale of Shares under the Plan have been registered under the Securities Act or have been registered or qualified under the securities laws of any State or other relevant jurisdiction, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on the stock certificates (or electronic equivalent) or the imposition of stop-transfer instructions) and may refuse (or may be required to refuse) to transfer Shares acquired hereunder (or Shares proposed to be transferred in a subsequent transfer) if, in the judgment of the Company, such restrictions, legends or refusal are necessary or appropriate to achieve compliance with the Securities Act or other relevant securities or other laws, including under Regulation S of the Securities Act or pursuant to another available exemption from registration.

(c) Market Stand-Off. The Participant shall not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Shares (or other securities of the Company) or enter into any swap, hedging or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Shares (or other securities of the Company) held by the Participant (other than those included in the applicable Registration Statement (as defined below)) for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company not to exceed 180 days following the effective date of any registration statement of the Company filed under the Securities Act (each a “Registration Statement”) (or such other period as may be requested by the Company or the underwriters to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including the restrictions contained in FINRA Rule 2241, or any successor provisions or amendments thereto) (the “Lock-Up Period”); provided, however, that nothing contained in this Section 9(c) shall prevent a forfeiture of Unvested Shares during the Lock-Up Period. The Participant agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter that are consistent with the foregoing or that are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, the Participant shall provide, within ten days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act. The obligations described in this Section 9(c) shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a SEC Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of the Lock-Up Period.

(d) Investment Intent. The Participant represents and agrees that the Shares granted hereunder will be acquired for investment only, and not with a view to, or for sale in connection with, any distribution of the Shares in violation of the Securities Act, or any rule or regulation under the Securities Act. In the event that the sale of Shares under the Plan is not registered under the Securities Act but an exemption is available that requires an investment representation or other representation, the Participant shall represent and agree, as of the Date of Grant, that the Shares granted hereunder are being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Company and its counsel.

(e) Legends. Any certificates (or electronic equivalent) evidencing Shares purchased under this Agreement shall bear the following legends:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.”

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FIRST REFUSAL IN FAVOR OF THE COMPANY AND/OR ITS ASSIGNEE(S) AND TRANSFER RESTRICTIONS AS PROVIDED IN THE RESTRICTED STOCK AGREEMENT BETWEEN THE PARTICIPANT AND THE COMPANY. SUCH RIGHT OF FIRST REFUSAL AND TRANSFER RESTRICTIONS ARE BINDING UPON TRANSFEREES OF THESE SECURITIES. A COPY OF THE RESTRICTED STOCK AGREEMENT OF THE COMPANY MAY BE OBTAINED UPON WRITTEN REQUEST TO THE COMPANY.”

Certificates may bear any other notations required by any applicable federal or state securities laws. The Company may be authorized from time to time pursuant to its certificate of incorporation to issue more than one class or series of stock. In such case and at any time or from time to time thereafter the Company will furnish without charge to the Participant upon request the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights. To the extent the Shares are issued in uncertificated form, (i) this Section 9(e) provides the Participant with notice that the Shares are subject to the aforementioned restrictions in satisfaction of the notice requirement set forth in Section 151(f) of the General Corporation Law of the State of Delaware (the “DGCL”) and (ii) the recording of the Shares in the books and records of the Company shall be accompanied by the legends included in this Section 9(e).

(f) Removal of Legends. If, in the opinion of the Company and its counsel, any legend placed on a stock certificate representing Shares sold under this Agreement is no longer required, the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of Shares but without such legend.

10.	Adjustment Of Shares.

In the event of any transaction described in Section 8 of the Plan, the terms of this Award (including the number and kind of Shares subject to this Award) shall be adjusted as set forth in Section 8 of the Plan. In the event of any transaction described in Section 8 of the Plan, any new, substituted or additional securities that by reason of such transaction are distributed with respect to any Unvested Shares or into which such Unvested Shares thereby become convertible shall immediately be subject to the Vesting Schedule, Right of First Refusal and forfeiture provisions (and shall be released at the same rate as such Unvested Shares are, or would have been, released under this Agreement).

11.	Miscellaneous Provisions.

(a) No Retention Rights. Nothing in this Award or in the Plan shall confer upon the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any parent or subsidiary employing or retaining the Participant) or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without cause.

(b) Notice. Any notice required by the terms of this Agreement shall be given in writing. It shall be deemed effective upon (i) personal delivery, (ii) deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid, (iii) deposit with Federal Express Corporation, with shipping charges prepaid or (iv) deposit with any internationally recognized express mail courier service, with shipping charges prepaid. Notice shall be addressed to the Company at its principal executive office and to the Participant at the address that he or she most recently provided to the Company in accordance with this Section 11(b). In addition, to the extent required or permitted pursuant to rules established by the Company from time to time, notices may be delivered electronically.

(c) Modifications and Waivers. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Participant and by an authorized officer of the Company (other than the Participant); provided, however, that a modification that is otherwise favorable to the Participant (for example, providing the Participant with additional time to exercise this Award after termination of employment or providing for additional forms of payment) but causes this Award to lose its tax-favored status shall not require the consent of the Participant. No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

(d) Entire Agreement. This Agreement and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) that relate to the subject matter hereof.

(e) Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than such state.

(f) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

(g) Binding Effect on Transferees, Heirs, Successors and Assigns. This Agreement shall be binding upon Participant’s permitted transferees, heirs, successors and assigns.

(h) Interpretation. Headings are given to the Sections and subsections of this Agreement solely as a convenience to facilitate reference and shall not be deemed in any way material or relevant to the construction or interpretation of this Agreement or any provision thereof. Words in the masculine gender shall include the feminine gender, and where appropriate, the plural shall include the singular and the singular shall include the plural. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter. The word “or” as used herein is not exclusive and is deemed to have the meaning “and/or.” Unless the context requires otherwise, all references herein to a law, agreement, instrument or other document shall be deemed to refer to such law, agreement, instrument or other document as amended, supplemented, modified and restated from time to time to the extent permitted by the provisions thereof.

12.	Acknowledgements of the Participant.

In addition to the other terms, conditions and restrictions imposed on this Award and the Shares issuable under this Award pursuant to this Agreement and the Plan, the Participant expressly acknowledges being subject to Sections 5 (Right of First Refusal), 7 (Legality of Initial Issuance) and 9 (Restrictions on Transfer of Shares, including the Market Stand-Off), as well as the following provisions:

(a) Tax Consequences. The Participant agrees that the Company does not have a duty to design or administer the Plan or its other compensation programs in a manner that minimizes the Participant’s tax liabilities. The Participant shall not make any claim against the Company, the Board, the Committee or the Company’s officers or employees related to tax liabilities arising from this Award or the Participant’s other compensation. The Participant hereby acknowledges that he has been informed that, with respect to the grant of Unvested Shares, that unless an election is filed by the Participant with the Internal Revenue Service and, if necessary, the proper state taxing authorities, within 30 days after the Date of Grant, electing pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (and similar state tax provisions if applicable) to be taxed currently on any difference between the purchase price of the Shares (if any) and the fair market value of the Shares on the Date of Grant (the “Election”), there will be a recognition of taxable income to the Participant, measured by the excess, if any, of the fair market value of the Shares, at the time the Unvested Shares vest over the purchase price for the Shares (if any). The Participant represents that the Participant has consulted any tax consultant(s) or advisor(s) the Participant deems advisable in connection with the grant of the Shares or the filing of the Election under Section 83(b) and similar tax provisions. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Participant understands that the Participant (and not the Company) shall be responsible for the Participant’s own income tax liability that may arise as a result of the grant or vesting of the Shares contemplated by this Agreement.

THE PARTICIPANT ACKNOWLEDGES THAT IT IS THE PARTICIPANT’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b), EVEN IF THE PARTICIPANT REQUESTS THE COMPANY OR ITS REPRESENTATIVE TO MAKE THIS FILING ON THE PARTICIPANT’S BEHALF.

(b) Electronic Delivery of Documents. The Participant acknowledges and agrees that the Company may, in its sole discretion, deliver all documents relating to the Company, the Plan or this Award and all other documents that the Company is required to deliver to its security holders (including disclosures that may be required by the Securities and Exchange Commission) by email or other means of electronic transmission (including by posting them on a website maintained by the Company or a third party under contract with the Company). The Participant acknowledges that he or she may incur costs in connection with any such delivery by means of electronic transmission, including the cost of accessing the internet and printing fees, and that an interruption of internet access may interfere with his or her ability to access the documents.

(c) Waiver of Statutory Information Rights. The Participant acknowledges and agrees that, upon the Date of Grant and until the first sale of the Common Stock to the general public pursuant to a registration statement filed under the Securities Act, he or she shall waive, and shall be deemed to have waived, any rights the Participant would otherwise have under Section 220 of the DGCL (or under similar rights pursuant to any other applicable law) to inspect for any purpose and to make copies and extracts from the Company’s stock ledger, a list of its stockholders and its other books and records or the books and records of any subsidiary of the Company (the “Inspection Rights”). The Participant acknowledges and understands that, but for the waiver made herein, the Participant would be entitled, upon compliance with the procedures set forth in Section 220 of the DGCL, to Inspection Rights pursuant thereto, and further acknowledges and agrees that the waiver set forth herein is a knowing and voluntary waiver of such rights, that the Participant has received sufficient consideration for such waiver and that the Company would not be willing to provide the benefits to the Participant hereunder without the benefit of such waiver from the Participant. This waiver applies only in the Participant’s capacity as a stockholder and does not affect any other inspection rights the Participant may have pursuant to any written agreement with the Company.

(d) Plan Discretionary. The Participant understands and acknowledges that (i) the Plan is entirely discretionary, (ii) the Company and the Participant’s engaging entity have reserved the right to amend, suspend or terminate the Plan at any time, (iii) the grant of this Award does not in any way create any contractual or other right to receive additional Awards (or benefits in lieu of Award) at any time or in any amount and (iv) all determinations with respect to any additional Awards, including the times when Awards will be granted, the number of Shares offered, and the vesting schedule, will be at the sole discretion of the Company.

(e) Termination of Service. The Participant understands and acknowledges that participation in the Plan ceases upon termination of the Participant’s Service for any reason, except as may explicitly be provided otherwise in the Plan or this Agreement.

(f) Extraordinary Compensation. The value of this Award shall be an extraordinary item of compensation and shall not be considered a part of the Participant’s normal or expected compensation for purposes of calculating severance, resignation, redundancy or end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

(g) Authorization to Disclose. The Participant hereby authorizes and directs the Participant’s engaging entity to disclose to the Company or any subsidiary any information regarding the Participant’s Service, the nature and amount of the Participant’s compensation and the fact and conditions of the Participant’s participation in the Plan, as the Participant’s engaging entity deems necessary or appropriate to facilitate the administration of the Plan.

(h) Personal Data Authorization. As a condition to the receipt of this Award, the Participant explicitly and unambiguously consents to Section 10(h) of the Plan.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer.

MENTARI THERAPEUTICS, INC.

By:
Name:
Title:

[Signature Page – Restricted Stock Agreement]

PARTICIPANT’S ACCEPTANCE

The undersigned hereby accepts the foregoing Award and agrees to the terms and conditions thereof. The undersigned hereby acknowledges receipt of a copy of the Plan.

PARTICIPANT:

[●]

Address:

Email:

[Signature Page – Restricted Stock Agreement]

EXHIBIT A

CONSENT OF SPOUSE OR DOMESTIC PARTNER

I, ___________________________________________________, spouse or registered domestic partner of __________________________, have read and approve the Restricted Stock Agreement dated _____________________ (the “Restricted Stock Agreement”), between my spouse or registered domestic partner and Mentari Therapeutics, Inc. In consideration of the granting to my spouse or registered domestic partner of shares of restricted common stock of Mentari Therapeutics, Inc. set forth in the Restricted Stock Agreement, I hereby appoint my spouse or registered domestic partner as my attorney-in-fact in respect to the exercise of any rights under the Restricted Stock Agreement and agree to be bound by the provisions of the Restricted Stock Agreement insofar as I may have any rights in said Restricted Stock Agreement or any shares issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Restricted Stock Agreement.

Dated:_______________, ______

Signature of Spouse or Registered Domestic Partner

[Exhibit A – Restricted Stock Agreement]